Exhibit 99(a)(1)(B)

LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO REPURCHASE DATED AUGUST 31, 2017

THE OFFER WILL EXPIRE AT 4:00 P.M., EASTERN TIME, ON OCTOBER 6, 2017, UNLESS THE OFFER IS EXTENDED

Any questions concerning the offer or this Letter of Transmittal can be directed to the following address:

NorthStar Real Estate Capital Income Master Fund
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to NorthStar Real Estate Capital Income Master Fund (the "Fund").

The offer to repurchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.

IF YOU WANT TO RETAIN ALL OF YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION.

LETTER OF TRANSMITTAL

Ladies and Gentlemen:

This Letter of Transmittal is provided in connection with the Fund's offer (the "Offer to Repurchase") dated August 31, 2017 to purchase up to 600 shares of the Fund's shares of beneficial interest, par value $0.001 per share ("Shares"). This amount represents the number of Shares that can be purchased with 5.0% of the weighted average number of Shares outstanding in the previous full calendar quarter prior to the date upon which the notification to repurchase Shares was provided to Shareholders. The Fund is an externally managed, non-diversified, closed-end management investment company formed as a Delaware statutory trust. The person(s) signing this Letter of Transmittal (the "Signatory") hereby tender(s) to the Fund the number of Shares specified below in Section B "Number of Shares Being Tendered" for purchase by the Fund at a price equal to the net asset value price per Share as of October 6, 2017 (the "Purchase Price"), in cash, under the terms and subject to the conditions set forth in the Offer to Repurchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements hereto and thereto, collectively constitute the "Offer"). The Offer will expire at 4:00 P.M., Eastern Time, on October 6, 2017 (the "Expiration Date"), unless extended.

Subject to, and effective upon, acceptance for payment for the Shares tendered herewith, in accordance with the terms and subject to the conditions of the Offer, the Signatory hereby sells, assigns and transfers to, or upon the order of, the Fund, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer.

The name(s) of the registered holder(s) on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Fund in connection with such registered holder(s)' purchase of the Shares, unless such registered holder(s)' Shares have been transferred, in which event the name(s) of the holder(s) on this Letter of Transmittal must correspond exactly with the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Fund's transfer agent. The Signatory recognizes that, under certain circumstances as set forth in the Offer to Repurchase, the Fund may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Fund for payment will constitute a binding agreement between the Signatory and the Fund upon the terms and subject to the conditions of the Offer. The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Fund will be made by the Fund within ten business days following the expiration of the Offer, or as soon as practicable thereafter, and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the Purchase Price for the Shares tendered by the Signatory will be made on behalf of the Fund by check or wire transfer to the account identified by the Signatory below.

If the Signatory participates in the Fund's distribution reinvestment plan (“DRIP”), the Signatory will continue to participate in the DRIP unless the Fund is otherwise notified by the Signatory.

Notwithstanding the foregoing, if the Signatory tenders all of their Shares in the Offer (whether or not the Fund accepts all such Shares for payment pursuant to the Offer), the Signatory's participation in the DRIP will automatically cease with respect to distributions scheduled to be paid after the Expiration Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer to Repurchase, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Repurchase.

TENDER AUTHORIZATION FORM

A.	SHAREHOLDER(S) INFORMATION

Beneficial Owner(s) Information

Name:			Name:

Address:			Address:
	(street)			(street)

	(city/state)	(zip)		(city/state)	(zip)

Social Security or Tax ID No.:			Social Security or Tax ID No.:

Telephone No.:			Telephone No.:

Shares are held through an individual retirement account or other qualified pension account: ☐ Yes    ☐ No

Registered Holder Information (if different than above; print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Fund's transfer agent)

Name:

Address:
(Street)

	(City/State)	(Zip)

Tax ID No.:

Telephone No.:

This NorthStar Real Estate Capital Income Master Fund Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 31, 2017.

B.	NUMBER OF SHARES BEING TENDERED (select one option)

Shares to be tendered:

Full Tender:	Please tender all shares in my account.

Partial Tender:	Please tender ________ shares from my account.

Dollar Amount:	Please tender enough shares to net $________.

This NorthStar Real Estate Capital Income Master Fund Tender Authorization Form is valid only in conjunction with the terms of the Offer to Purchase dated August 31, 2017.

C.	REMITTANCE INFORMATION (select one option, if applicable)

If no option is selected, all proceeds from tenders processed will be remitted to the address of record for the owner(s).

☐	Remit payment in the name of the owner(s) to the address of the owner(s) of record, as applicable, on record with the Fund.
☐	Remit payment in the name of the owner(s) directly to the bank account of the owner(s) on record with the Fund. If no such bank account information is on record with the Fund, payment will be remitted in the name of the owner(s) to the address of the owner(s) of record on record with the Fund.
☐	Remit payment to, and in the name of, the following third party (signature guarantee required in Section E):

Name:

Address:
(Street)

	(City/State)	(Zip)

☐	Remit payment in the name of the following account holder and to the following bank account via ACH (signature guarantee required in Section E):

Bank Name:

Bank Routing No.:

Bank Account No.:

Bank Account Holder Name:

Bank Account Holder Social Security or Tax ID No.:

This NorthStar Real Estate Capital Income Master Fund Tender Authorization Form is valid only in conjunction with the terms of the Offer to Repurchase dated August 31, 2017.

D.	COST BASIS INFORMATION (information required for tax reporting purposes)

Per the Internal Revenue Service ("IRS") regulation "Basis Reporting by Securities Brokers and Basis Determination for Stock," the Fund is required to know the cost accounting method the owner(s) would like the Fund to use in calculating the gain or loss associated with this Offer. If the owner(s) does not provide this information, the Fund will use its chosen default method, First-In, First-Out (FIFO). Hence, unless the owner(s) has previously directed the Fund to use another method, the Fund's default method, First-In, First-Out (FIFO), will be used to calculate the gain or loss associated with this Offer. Note that the Fund's default method may not be the most tax advantageous method. You may want to consult your financial advisor or tax professional regarding the most tax advantageous method given the owner(s) circumstances. If the owners(s) would like to change the cost accounting method used in conjunction with the tender of shares, please contact the Fund at 1 (877) 940-8777.

E.	SIGNATURE (all registered holders must sign)

The Signatory authorizes and instructs the Fund to make a cash payment (payable by check or wire transfer) of the Purchase Price for Shares accepted for purchase by the Fund, without interest thereon and less any applicable withholding taxes, to which the Signatory is entitled in accordance with the instructions in Section C "Remittance Information" above. By executing this Letter of Transmittal, the Signatory hereby delivers to the Fund in connection with the Offer to Repurchase the number of Shares indicated in Section B "Number of Shares Being Tendered" above.

Beneficial Owner Signature:

Print Name of Beneficial Owner	Print Name of Beneficial Owner

Title of Signatory if Acting in a Representative Capacity	Title of Signatory if Acting in a Representative Capacity

Signature—Beneficial Owner	Signature—Beneficial Owner

Date	Date

Registered Holder Signature (print name exactly as it appears on the subscription agreement or as indicated on the stock ledger maintained by the Fund's transfer agent):

Signature—Registered Holder

Print Name of Registered Holder

Title of Signatory

Date

This Northstar Real Estate Capital Income Master Fund Tender Authorization Form is valid only in conjunction with the terms of the Offer to Repurchase dated August 31, 2017.

Signature Guarantee:*

The undersigned hereby guarantee the signature of the registered holder, or if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.

Signature Guarantee:*

The undersigned hereby guarantee the signature of the registered holder, or if no registered holder is provided, the beneficial owner which appears above on this Letter of Transmittal.

Institution Issuing Guarantee:			Institution Issuing Guarantee:

Name:			Name:

Address:			Address:
	(street)			(street)

	(city/state)	(zip)		(city/state)	(zip)

Authorized Signature:			Authorized Signature:

*Signature Guarantee to be completed only if required by Section C "Remittance Information."

This Northstar Real Estate Capital Income Master Fund Tender Authorization Form is valid only in conjunction with the terms of the Offer to Repurchase dated August 31, 2017.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

THESE INSTRUCTIONS FORM PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1. Guarantee of Signatures.    If required by Section C "Remittance Information," signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of The Financial Industry Regulatory Authority, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an "Eligible Institution").

2. Delivery of Letter of Transmittal.    This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier to the Fund in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective tender.

A properly completed and duly executed Letter of Transmittal must be received by the Fund at the address set forth on the front page of this Letter of Transmittal by 4:00 P.M., Eastern Time, on October 6, 2017, unless the Offer is extended. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Fund pursuant to the Offer to Repurchase in all cases only after receipt by the Fund of a properly completed and duly executed Letter of Transmittal.

The method of delivery of all documents is at the option and risk of the Signatory and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

3. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a)   If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Fund in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal must be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Fund's transfer agent.

(b)   If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)   If this Letter of Transmittal is signed by a director, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Fund of such person's authority to so act must be submitted.

(d)   If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, the Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the subscription agreement accepted by the Fund in connection with the purchase of the Shares or of the name of the last transferee indicated on the stock ledger maintained in book-entry form by DST Systems, Inc., the Fund's transfer agent, as applicable. Additionally, if this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares, or if the Purchase Price is to be remitted to any person(s) other than the registered holder(s) of such Shares, signatures must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

NONE OF THE FUND, ITS BOARD OF TRUSTEES, CNI RECF ADVISORS, LLC OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

4. Withholding.    The Fund is entitled to deduct and withhold from the Purchase Price otherwise payable to any holder of Shares whose Shares are accepted for purchase by the Fund any amounts that the Fund is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the holder of Shares in respect of which such deduction and withholding was made.

5. Determinations of Validity.    All questions as to the form of documents and the validity of Shares will be resolved by the Fund in its sole discretion, whose determination shall be final and binding, subject to the rights of tendering shareholders to challenge the Fund's determination in a court of competent jurisdiction. The Fund reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Fund or its counsel, be unlawful. The Fund reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

6. Requests for Assistance or Additional Copies.    Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Fund at the address set forth on the cover page of this Letter of Transmittal. Shareholders who do not own Shares directly may also obtain such information and copies from their commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Fund.

7. Backup Withholding.    Each holder that desires to tender Shares must, unless an exemption applies, provide the Fund with the holder's taxpayer identification number on the IRS Form W-9 included with this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the holder is an individual, the taxpayer identification number is his or her social security number. If the Fund is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the IRS in addition to being subject to backup withholding.

Holders are required to give the Fund the taxpayer identification number of the registered holder of the Shares by completing the IRS Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9.

If backup withholding applies, the Fund is required to withhold a portion of any payment made to the shareholder with respect to Shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 28%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the IRS.

Certain holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a holder must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, IRS Form W-8ECI, or other applicable form, signed under penalties of perjury, attesting to that person's exempt status. A holder would use an IRS Form W-8BEN to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor a resident of the United States, and (2) the proceeds of the sale of the Shares are effectively connected with a U.S. trade or business. A non-U.S. holder may also use an IRS Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person's country of residence.

HOLDERS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

*    *    *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE MUST BE RECEIVED BY THE FUND AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.